                                                                   EXHIBIT 99.1



                    MEDIA:                 ANALYSTS:
                    Stephen K. Dishart     Donald J. MacLeod
                    (412) 234-0850         (412) 234-5601
                    Gregg P. Stein         David T. Lamar
                    (412) 236-0082         (412) 234-4633

FOR IMMEDIATE RELEASE

        MELLON REPORTS RECORD FULL-YEAR AND FOURTH QUARTER 1998 RESULTS

 . 1998 Diluted Earnings Per Share Increases to $3.25, Up 13 Percent Over 1997
 . Return on Common Equity is 20.7 Percent and Return on Assets is 1.81 Percent
  for 1998
 . 1998 Tangible Earnings Per Share Increases to $3.66, Up 15 Percent Over 1997
 . Return on Tangible Common Equity is 46.1 Percent and Return on Tangible Assets
  is 2.13 Percent
 . Nonperforming Assets Ratio at Record Low
 . Announces Regular Quarterly Common Stock Dividend of 36 Cents Per Share



Financial Highlights                                              Year ended                              Quarter ended
(dollar amounts in millions,                               Dec. 31,               Dec. 31,           Dec. 31,   Sept. 30,   Dec. 31,
 except per share amounts)                                   1998                   1997               1998        1998       1997
Reported operating results:
Diluted earnings per
 common share                                               $3.25                  $2.88              $ .84       $ .82      $ .75
Net income applicable to
 common stock                                               $ 861                  $ 750              $ 222       $ 218      $ 191
Return on common equity                                      20.7%                  21.5%              20.1%       20.3%      21.2%
Return on assets                                             1.81%                  1.80%              1.76%       1.81%      1.75%

Tangible operating results:
Diluted earnings per
 common share                                               $3.66                  $3.19              $ .94       $ .93      $ .83
Net income applicable to
 common stock                                               $ 972                  $ 832              $ 252       $ 246      $ 212
Return on common equity                                      46.1%                  37.5%              46.4%       45.9%      38.3%
Return on assets                                             2.13%                  2.05%              2.09%       2.13%      2.00%

Fee revenue as a percentage
  of total revenue (FTE)                                       66%                    62%                68%         66%        66%
Efficiency ratio excluding
  amortization of
   intangibles                                                 63%                    62%                65%         62%        65%
Note:  Quarterly returns
 are annualized.

PITTSBURGH, Jan. 15, 1999--Mellon Bank Corporation (NYSE: MEL) today reported record 1998 diluted earnings per common share of $3.25, an increase of 13 percent compared with $2.88 per common share in 1997. The Corporation reported net income applicable to common stock of $861 million, an increase of 15 percent compared with $750 million for the full-year 1997.

                                    -more-

Mellon Reports Earnings
January 15, 1999
Page 2


"Mellon showed excellent momentum in the fourth quarter, capping off a year of record earnings," said Mellon Chairman and Chief Executive Officer Martin G. McGuinn. "For the year, our earnings per share growth of 13 percent on a reported basis and 15 percent on a tangible basis, as well as our outstanding returns on equity and assets, demonstrate that we are well-positioned to reward our shareholders in 1999 and beyond."

The Corporation also declared its regular quarterly common stock dividend of 36 cents per share. Dividends on the Corporation's common stock are payable on Feb. 16, 1999, to shareholders of record at the close of business on Jan. 29, 1999.

Full-Year 1998

Full-year 1998 diluted tangible earnings per common share was $3.66, an increase of 15 percent compared with $3.19 per common share in 1997. Tangible net income applicable to common stock totaled $972 million, an increase of 17 percent compared with $832 million for the full-year 1997.

Fee revenue was $2,921 million in 1998, up $503 million from $2,418 million in 1997. Excluding the impact on fee revenue from acquisitions and one-time gains from the sales of the merchant card processing business in 1998 and the corporate trust business in 1997, fee revenue increased 12 percent in 1998 compared with 1997. This increase was primarily attributable to higher trust and investment fees, foreign exchange fees and other fee revenue.

Net interest revenue, on a fully taxable equivalent basis, was $1,499 million in 1998, up $24 million compared with $1,475 million in 1997, primarily resulting from a higher level of interest-earning assets.

Operating expense before trust-preferred securities expense and net revenue from acquired property was $2,940 million in 1998, up $431 million from $2,509 million in 1997. This increase primarily resulted from the impact of acquisitions, business growth and higher amortization of mortgage servicing assets. Excluding the effect of acquisitions and higher amortization of mortgage servicing assets, operating expense before trust-preferred securities expense and net revenue from acquired property increased approximately 3 percent.

Credit quality expense was $54 million in 1998, compared with $129 million in 1997. This decrease primarily resulted from lower credit card net credit losses. Nonperforming assets totaled $140 million at Dec. 31, 1998, compared with $140 million at Sept. 30, 1998, and $181 million at Dec. 31, 1997. The ratio of nonperforming assets to total loans and net acquired property was .44 percent at Dec. 31, 1998, the lowest quarter-end ratio in the Corporation's history. The ratio was .45 percent at Sept. 30, 1998, and .62 percent at Dec. 31, 1997.

Fourth Quarter 1998

Fourth quarter 1998 diluted earnings per common share was 84 cents, an increase of 12 percent compared with 75 cents in the fourth quarter of 1997. Net income applicable to common stock totaled $222 million in the fourth quarter of 1998, an increase of 16 percent compared with $191 million in the fourth quarter of 1997.

                                    -more-

Mellon Reports Earnings
January 15, 1999
Page 3


Fourth quarter 1998 diluted tangible earnings per common share was 94 cents, an increase of 14 percent compared with 83 cents in the fourth quarter of 1997. Tangible net income applicable to common stock totaled $252 million in the fourth quarter of 1998, an increase of 19 percent compared with $212 million in the fourth quarter of 1997.

Fee revenue for the fourth quarter of 1998 was $799 million, up $92 million from $707 million in the prior-year period. Excluding the impact on fee revenue from acquisitions and one-time gains from the sales of the merchant card processing business in 1998 and the corporate trust business in 1997, fee revenue increased 9 percent in the fourth quarter of 1998 compared with the fourth quarter of 1997. This increase was primarily attributable to higher trust and investment fees, foreign exchange fees and other fee revenue. Excluding the gain on the sale of the merchant card processing business and the revenue resulting from the Newton acquisition, fee revenue increased approximately 4 percent, or at an annualized rate of 15 percent, compared with the third quarter of 1998.

Net interest revenue, on a fully taxable equivalent basis, for the fourth quarter of 1998 was $382 million, up $20 million compared with $362 million in the prior-year period. This increase primarily resulted from a higher level of interest-earning assets.

Operating expense before trust-preferred securities expense and net revenue from acquired property for the fourth quarter of 1998 was $805 million, up $83 million from $722 million in the fourth quarter of 1997. This increase primarily resulted from the impact of acquisitions, business growth and higher amortization of mortgage servicing assets. Excluding the effect of acquisitions and higher amortization of mortgage servicing assets, operating expense before trust-preferred securities expense and net revenue from acquired property increased approximately 2 percent.

Credit quality expense was $15 million in the fourth quarter of 1998, compared with $61 million in the fourth quarter of 1997. The fourth quarter of 1997 included a significant loan loss provision related to the credit card portfolio.

A broad-based financial services company with a bank at its core, Mellon Bank Corporation ranks among the nation's largest financial services companies in market capitalization. With approximately $2.2 trillion in assets under management or administration, including approximately $390 billion under management, Mellon provides a full range of banking, investment and trust products and services to individuals and small, midsize and large businesses and institutions. Its mutual fund companies, The Dreyfus Corporation and Founders Asset Management, place Mellon as the leading bank manager of mutual funds. Headquartered in Pittsburgh, Mellon's principal subsidiary is Mellon Bank, N.A.

We invite you to hear taped comments from Mellon's senior vice chairman and chief financial officer, Steven G. Elliott, regarding 1998 earnings by calling
(412) 236-5385 between 1 p.m. EST on Friday Jan. 15, 1999, and 5 p.m. EST on Friday, Jan. 22, 1999. Press releases and other information about Mellon Bank Corporation and its products and services are available at www.mellon.com on the Internet. For Mellon press releases by fax, call 1 800 758-5804, identification number 552187.

                                     # # #

Mellon Reports Earnings
January 15, 1999
Page 4



Fee Revenue
-----------
                                   Quarter ended                    Year ended
                         ---------------------------------     ---------------------
(dollar amounts           Dec. 31,   Sept. 30,    Dec. 31,      Dec. 31,    Dec. 31,
 in millions)                 1998        1998        1997          1998        1997
-------------------------------------------------------------------------------------
Trust and investment
fee revenue:
Investment management:
    Mutual fund               $136        $122        $100        $  478        $374
    Private asset               63          56          51           225         182
    Institutional asset         58          51          48           212         171
-------------------------------------------------------------------------------------
      Total investment
      management revenue       257         229         199           915         727
Administration and custody:
    Institutional trust        100          95          94           388         327
    Mutual fund                 32          34          36           133         133
    Private asset                5           5           4            19          16
-------------------------------------------------------------------------------------
      Total administration
      and custody revenue      137         134         134           540         476
  Benefits consulting           59          58          54           223         108
  Brokerage fees (a)            12          11           4            44          12
-------------------------------------------------------------------------------------
Total trust and investment
  fee revenue                  465         432         391         1,722       1,323
Cash management and deposit
  transaction charges           70          66          65           262         242
Mortgage servicing fees         48          44          56           200         213
Foreign currency and
  securities trading
  revenue                       47          39          36           165         118
Credit card fees                22          23          24            92          97
Gain on sale of merchant
  card processing business      35           -           -            35           -
Gain on sale of corporate
  trust business                 -           -          43             -          43
Other (a)                      112         108          92           445         382
-------------------------------------------------------------------------------------
      Total fee revenue       $799        $712        $707        $2,921      $2,418
-------------------------------------------------------------------------------------
Fee revenue as a percentage
  of total revenue (FTE)        68%         66%         66%           66%         62%
Trust and investment fee
  revenue as a percentage
  of total revenue (FTE) (a)    39%         40%         36%           39%         34%
-------------------------------------------------------------------------------------

(a) Prior to the third quarter of 1998, brokerage fees were reported in other fee revenue. Fourth quarter and full-year 1997 have been reclassified.


Fee revenue increased $92 million, or 13%, in the fourth quarter of 1998, compared with the fourth quarter of 1997. Excluding the fee revenue resulting from the acquisitions of Dreyfus Brokerage Services, Inc. in November 1997, Founders Asset Management, LLC (Founders) in April 1998 and Newton Management Limited (Newton) in October 1998, the gain on the sale of the merchant card processing business in December 1998, and the gain on the sale of the corporate trust business in November 1997, fee revenue increased 9% compared with the prior-year period.

Trust and investment fees increased $74 million, or 19%, compared with the prior-year period. This increase reflects new business, higher transaction volumes and an increase in the market value of assets under

Mellon Reports Earnings
January 15, 1999
Page 5


management, as well as revenue resulting from the Newton and Founders acquisitions and the full-quarter impact of the Dreyfus Brokerage Services acquisition. Excluding the revenue from these acquisitions, trust and investment fees increased 9% compared with the fourth quarter of 1997.

The $58 million increase in investment management revenue in the fourth quarter of 1998, compared with the prior-year period, resulted from a $36 million, or 35%, increase in mutual fund management revenue, a $12 million, or 23%, increase in private asset management revenue and a $10 million, or 23%, increase in institutional asset management revenue. These increases resulted from acquisitions, new business and an increase in the market value of assets under management.

Including the Founders mutual funds of approximately $7 billion and the Newton unit trust funds of approximately $4 billion, the average net assets of proprietary funds managed at Dreyfus/Founders/Newton in the fourth quarter of 1998 were $118 billion, up $25 billion from $93 billion in the fourth quarter of 1997 and up $10 billion from $108 billion in the third quarter of 1998. The increase from the prior-year period primarily resulted from increases in average net assets of equity funds and institutional taxable money market funds. Proprietary equity funds, including the $7 billion of funds related to Founders and the $4 billion of funds related to Newton, averaged $37 billion in the fourth quarter of 1998, compared with $22 billion in the fourth quarter of 1997 and $32 billion in the third quarter of 1998.

Administration and custody fee revenue increased $3 million in the fourth quarter of 1998 compared with the fourth quarter of 1997, primarily resulting from new business and higher transaction volumes. Excluding the fees from the corporate trust business that was sold in November 1997, from the fourth quarter 1997 results, institutional trust fees increased 8% compared with the prior-year period. Administration and custody fee revenue increased $3 million compared with the third quarter of 1998, primarily resulting from an increase in securities lending revenue, which is included in institutional trust fees.

Benefits consulting fees increased $5 million in the fourth quarter of 1998, compared with the prior-year period, primarily resulting from new business and increased project activity with existing clients. The $8 million increase in brokerage fees primarily resulted from the full-quarter impact of the Dreyfus Brokerage Services acquisition.

The 7% increase in cash management fees and deposit transaction charges in the fourth quarter of 1998, compared with the prior-year period, primarily resulted from higher volumes of business in customer receivables, payables and treasury management products.

Mortgage servicing fees decreased $8 million, or 13%, in the fourth quarter of 1998, compared with the fourth quarter of 1997. This decrease primarily resulted from a higher level of mortgage prepayments as well as from the sale of certain mortgage servicing rights.

Mellon Reports Earnings
January 15, 1999
Page 6


The 29% increase in foreign currency and securities trading revenue in the fourth quarter of 1998, compared with the prior-year period, was attributable to higher foreign exchange fees earned as a result of higher levels of customer activity, primarily in the Corporation's global custody business, and market volatility.

Credit card fees decreased $2 million in the fourth quarter of 1998, compared with the prior-year period. In mid-December 1998, the Corporation sold its merchant card processing business. This business generated approximately $31 million of fee and net interest revenue in 1998. The Corporation recorded a gain of $35 million on the sale.

Other fee revenue increased $20 million in the fourth quarter of 1998, compared with the prior-year period. This increase primarily resulted from higher gains from the sale of assets and higher fees from many fee-based services.

Fee revenue increased $87 million compared with the third quarter of 1998. Excluding the gain on the sale of the merchant card processing business and the revenue resulting from the Newton acquisition, fee revenue increased approximately 4%, or at an annualized rate of 15%, compared with the third quarter of 1998, reflecting growth in nearly all categories.

The $503 million increase in fee revenue in the full-year 1998, compared with the prior year, primarily resulted from the full-year impact of the July 1997 acquisition of Buck Consultants, Inc. (Buck) as well as the same factors responsible for the fourth quarter of 1998 increase as compared to the prior-year period. Excluding the revenue from the Buck, Dreyfus Brokerage Services, Founders and Newton acquisitions, the gains from the sales of the merchant card processing business in 1998 and the corporate trust business in 1997, total fee revenue increased 12% compared with the full-year 1997. Trust and investment fees increased 13% compared with the full-year 1997, excluding the impact of acquisitions.




Net Interest Revenue
--------------------
                                       Quarter ended                  Year ended
                             ----------------------------------  ----------------------
                               Dec. 31,   Sept.30,    Dec. 31,     Dec. 31,    Dec. 31,
(dollar amounts in millions)    1998       1998        1997          1998        1997
---------------------------------------------------------------------------------------
Net interest revenue (FTE)      $382        $376        $362        $1,499     $1,475
Net interest margin (FTE)       3.86%       3.95%       4.07%         3.96%      4.24%

Average securities           $ 6,141     $ 5,754     $ 5,293       $ 5,701    $ 5,593
Average loans                $31,503     $30,426     $28,476       $30,411    $27,823
Average interest-earning
 assets                      $39,427     $37,797     $35,325       $37,907    $34,777
---------------------------------------------------------------------------------------

Net interest revenue on a fully taxable equivalent basis increased $20 million in the fourth quarter of 1998, compared with the fourth quarter of 1997. This increase was primarily due to the favorable

Mellon Reports Earnings
January 15, 1999
Page 7


impacts of the acquisitions of Mellon United National Bank and Mellon 1st Business Bank in February 1998, net of funding costs, as well as a higher level of interest-earning assets.

Net interest revenue increased $24 million in the full-year 1998, compared with the full-year 1997. This increase primarily resulted from the same factors responsible for the fourth quarter of 1998 increase as compared to the prior-year period as well as the full-year favorable impact of the acquisition of Dreyfus Brokerage Services, net of funding costs. Partially offsetting these increases were the December 1997 transfer of $231 million of CornerStone(sm) credit card loans into an accelerated resolution portfolio and the February 1998 Series K preferred stock redemption.


Operating Expense
-----------------
                                           Quarter ended                    Year ended
                                 ----------------------------------    ---------------------
(dollar amounts in                Dec. 31,   Sept. 30,   Dec. 31,       Dec. 31,     Dec. 31,
 millions)                           1998        1998      1997           1998         1997
---------------------------------------------------------------------------------------------
Staff expense                        $386        $358        $354         $1,456     $1,242
Professional, legal and
  other purchased services             97          72          72            297        219
Net occupancy expense                  63          59          64            237        225
Equipment expense                      59          42          65            181        175
Amortization of mortgage
  servicing assets and
  purchased credit card
  relationships                        47          43          33            179        118
Amortization of goodwill
  and other intangible
  assets                               37          35          26            137        105
Other expense                         116         108         108            453        425
---------------------------------------------------------------------------------------------
 Operating expense
   before trust-preferred
   securities expense and
   net revenue from
   acquired property                 805         717         722          2,940      2,509
Trust-preferred
  securities expense                  20          20          19             79         78
Net revenue from
  acquired property                    -          (3)        (12)            (6)       (19)
---------------------------------------------------------------------------------------------
    Total operating expense         $825        $734        $729         $3,013     $2,568
---------------------------------------------------------------------------------------------
Average full-time
  equivalent staff                28,500      28,400      27,500         28,300     26,400
---------------------------------------------------------------------------------------------
Efficiency ratio (a)                 68%          66%         67%            66%        64%
Efficiency ratio excluding
  amortization of goodwill
  and other intangible assets        65%          62%         65%            63%        62%
---------------------------------------------------------------------------------------------

(a) Operating expense before trust-preferred securities expense and net revenue from acquired property, as a percentage of revenue, computed on a taxable equivalent basis, excluding gains on the sale of securities.


Operating expense before trust-preferred securities expense and net revenue from acquired property increased $83 million, or 12%, in the fourth quarter of 1998, compared with the prior-year period, resulting

Mellon Reports Earnings
January 15, 1999
Page 8


from acquisitions, higher consulting expense, business growth and higher amortization of mortgage servicing assets. The increase in consulting expense related to strategic business and reengineering initiatives. The increase in the amortization of mortgage servicing assets and purchased credit card relationships primarily resulted from an acceleration of amortization due to a higher level of mortgage prepayments. Excluding the effect of acquisitions and the increase in the amortization of mortgage servicing assets and purchased credit card relationships, operating expense before trust-preferred securities expense and net revenue from acquired property increased approximately 2%.

Operating expense before trust-preferred securities expense and net revenue from acquired property increased $88 million in the fourth quarter of 1998, compared with the third quarter of 1998. This increase primarily resulted from the Newton acquisition and higher consulting, equipment and incentive expenses. The increase in consulting expense related to strategic business and reengineering initiatives. The increase in equipment expense was primarily due to upgrading computer hardware. The higher level of incentive expense primarily resulted from higher revenue in the fee based businesses, as well as higher incentive expense for incentive plans that are linked to the Corporation's common share price, which increased 25% in the fourth quarter of 1998.

The $431 million, or 17%, increase in operating expense before trust-preferred securities expense and net revenue from acquired property in the full-year 1998, compared to the full-year 1997, primarily resulted from the same factors responsible for the fourth quarter 1998 increase as compared to the prior-year period as well as a full-year impact of the Buck and Dreyfus Brokerage Services acquisitions. Excluding the effect of acquisitions and the increase in the amortization of mortgage servicing assets and purchased credit card relationships, operating expense before trust-preferred securities expense and net revenue from acquired property increased approximately 3%.

Income Taxes
------------

The Corporation's effective tax rate for 1998 was 35.1%, compared with 34.1% for 1997. It is currently anticipated that the effective tax rate for 1999 will be approximately 37.0%.

Mellon Reports Earnings
January 15, 1999
Page 9


Credit Quality Expense and Reserve for Credit Losses
----------------------------------------------------

                                       Quarter ended                     Year ended
                            ---------------------------------      ---------------------
(dollar amounts in          Dec. 31,   Sept. 30,    Dec. 31,      Dec. 31,    Dec. 31,
 millions)                      1998        1998        1997          1998        1997
----------------------------------------------------------------------------------------
Provision for credit
losses                      $ 15        $ 15       $  73          $ 60        $   148
Net revenue from acquired
 property                      -          (3)        (12)           (6)          (19)
----------------------------------------------------------------------------------------
    Credit quality expense  $ 15        $ 12       $  61          $ 54       $   129
 ---------------------------------------------------------------------------------------
Net credit (losses) recoveries:
Domestic:
Credit card                $ (11)       $(10)      $ (20)         $(40)      $  (107)
Other consumer credit         (4)         (4)         (4)          (12)          (16)
Commercial real estate        (1)          2         (15)           (3)          (10)
  Commercial and financial    (1)         (3)         (2)           (8)           (8)
----------------------------------------------------------------------------------------
 Total domestic              (17)        (15)        (41)          (63)         (141)
 International                 -           -           -             -             5
----------------------------------------------------------------------------------------
Net credit losses            (17)        (15)        (41)          (63)         (136)
----------------------------------------------------------------------------------------
Credit losses on assets
held for accelerated
 resolution                    -           -         (65)            -           (65)
----------------------------------------------------------------------------------------
Total net credit losses    $ (17)       $(15)      $(106)         $(63)        $(201)
----------------------------------------------------------------------------------------
Annualized net credit losses
to average loans             .22%        .19%       1.48%          .21%          .72%
Annualized net credit losses
to average loans excluding
net credit losses on assets
held for accelerated
 resolution                  .22%        .19%        .56%          .21%          .49%
-----------------------------------------------------------------------------------------
Reserve for credit losses
at end of period            $496        $498        $475
Reserve as a percentage of
 total loans                1.54%       1.60%       1.63%
---------------------------------------------------------

The $58 million and $88 million decreases in the provision for credit losses in the fourth quarter of 1998 compared to the fourth quarter of 1997, and the full-year 1998 compared to the full-year 1997, respectively, resulted from lower credit card net credit losses. The fourth quarter of 1997 included a significant provision for credit losses related to the credit card portfolio.

The decreases in total net credit losses in the fourth quarter and full-year 1998, compared with the fourth quarter and full-year 1997 primarily resulted from lower credit card net credit losses in 1998 following the December 1997 transfer of $231 million of CornerStone(sm) credit card loans into an accelerated resolution portfolio. The net carrying value of the CornerStone(sm) accelerated resolution portfolio was $67 million at December 31, 1998, compared with $86 million at September 30, 1998, and $157 million at December 31, 1997.

Mellon Reports Earnings
January 15, 1999
Page 10


The decreases in net revenue from acquired property in the fourth quarter and full-year 1998, compared to the fourth quarter and the full-year 1997, were primarily due to lower gains on the sale of other real estate acquired (OREO) properties.



Nonperforming Assets
--------------------




                                        Dec. 31,   Sept. 30,   June 30,   Dec. 31,
(dollar amounts in millions)                1998        1998       1998       1997
----------------------------------------------------------------------------------
Domestic nonperforming loans:
  Consumer mortgage                        $  44       $  53      $  55      $  52
  Commercial real estate                       6           8         18         49
  Other domestic                              53          42         34         32
----------------------------------------------------------------------------------
     Total nonperforming loans               103         103        107        133
Acquired property:
  Real estate acquired                        40          40         69         52
  Reserve for real estate acquired            (5)         (5)        (9)        (9)
----------------------------------------------------------------------------------
     Net real estate acquired                 35          35         60         43
  Other assets acquired                        2           2          3          5
----------------------------------------------------------------------------------
     Total acquired property                  37          37         63         48
----------------------------------------------------------------------------------
     Total nonperforming assets            $ 140       $ 140      $ 170      $ 181
----------------------------------------------------------------------------------

Nonperforming loans as a
 percentage of total loans                   .32%        .33%       .35%       .46%
Nonperforming assets as a percentage
 of total loans and net acquired
 property                                    .44%        .45%       .55%       .62%
----------------------------------------------------------------------------------


Nonperforming assets were unchanged compared with September 30, 1998, and down $41 million compared with December 31, 1997. The decrease from the prior year end primarily resulted from lower nonperforming commercial real estate loans offset, in part, by a higher level of nonperforming commercial loans. The ratio of nonperforming assets to total loans and net acquired property was .44% at December 31, 1998, the lowest quarter-end ratio in the Corporation's history. This ratio has been lower than 1% for 18 consecutive quarters.

Mellon Reports Earnings
January 15, 1999
Page 11



Selected Capital Data
---------------------


(dollar amounts in millions,          Dec. 31,   Sept. 30,   June 30,   Dec. 31,
 except per share amounts)               1998        1998       1998       1997
---------------------------------------------------------------------------------
Common shareholders' equity          $  4,521    $  4,358   $  4,234   $  3,652
Common shareholders' equity
 to assets ratio                         8.90%       9.03%      8.92%      8.13%

Tangible common shareholders'
 equity                               $ 2,268(a) $  2,243   $  2,078   $  2,227
Tangible common shareholders'
 equity to assets ratio (b)              4.68%       4.86%      4.59%      5.12%

Total shareholders' equity           $  4,521    $  4,358   $  4,234   $  3,845
Total shareholders' equity
 to assets ratio                         8.90%       9.03%      8.92%      8.56%

Tier I capital ratio                      6.5(c)     6.78       6.51       7.77
Total (Tier I plus Tier II)
 capital ratio                           10.8(c)    11.22      10.83      12.73
Leverage capital ratio                    6.7(c)     7.06       6.65       8.02

Book value per common share          $  17.26    $  16.69   $  16.24   $  14.39
Tangible book value per common
 share                               $   8.66    $   8.59   $   7.97   $   8.77

Closing common stock price           $  68.75    $  55.00   $ 69.688   $  60.63
Market capitalization                $ 18,007    $ 14,363   $ 18,168   $ 15,386
Common shares outstanding (000)       261,923     261,140    260,708    253,786
--------------------------------------------------------------------------------

(a)  Includes $60 million of minority interest.
(b) Common shareholders' equity plus minority interest and less goodwill and other intangibles divided by total assets less goodwill and other intangibles.
(c)  Estimated.


The increase in shareholders' equity at December 31, 1998, compared with December 31, 1997, primarily reflects earnings retention and common shares issued in the Mellon United National Bank acquisition in February 1998. Also impacting total shareholders' equity, compared with December 31, 1997, was the February 1998 redemption of the $200 million Series K preferred stock. There were no common stock repurchases in the fourth quarter of 1998. The Corporation repurchased approximately 500 thousand shares of its common stock in the full-year 1998.

The decrease in the Corporation's regulatory capital ratios, compared with September 30, 1998, and December 31, 1997, reflects an increase in goodwill and other intangibles and a higher level of risk-adjusted assets. The Series K preferred stock redemption also contributed to the decrease in the comparison with the prior-year end.

                                 SUMMARY DATA
                            Mellon Bank Corporation





                                         Quarter ended            Year ended
 (dollar amounts in millions,               Dec. 31,                Dec. 31,
  except per share amounts;          ---------------------   -------------------
  common shares in thousands)          1998         1997       1998       1997
                                     --------     --------   --------   --------
Selected key data
-----------------
  Reported operating results:
  Diluted earnings per common
    share                            $    .84     $    .75   $   3.25   $   2.88
  Net income applicable to
    common stock                     $    222     $    191   $    861   $    750
  Return on common
    shareholders' equity (a)             20.1%        21.2%      20.7%      21.5%
  Return on assets (a)                   1.76%        1.75%      1.81%      1.80%
  Common equity to assets                8.90%        8.13%      8.90%      8.13%

  Tangible operating results:
  Diluted earnings per common
    share (b)                        $    .94     $    .83   $   3.66   $   3.19
  Net income applicable to
    common stock (b)                 $    252     $    212   $    972   $    832
  Return on common
    shareholders' equity (a)(b)          46.4%        38.3%      46.1%      37.5%
  Return on assets (a)(b)                2.09%        2.00%      2.13%      2.05%
  Common equity to assets                4.68%        5.12%      4.68%      5.12%

  Fee revenue as a percentage
    of total revenue (FTE)                 68%          66%        66%        62%
  Efficiency ratio excluding
    amortization of intangibles            65%          65%        63%        62%
  Average common shares and
    equivalents outstanding:
      Basic                           261,541      253,886    260,220    255,356
      Diluted                         265,748      259,430    265,207    260,829

Average balances for the period
---------------------------------

  Money market investments           $  1,525     $  1,397   $  1,544   $  1,186
  Trading account securities              258          159        251        175
  Securities                            6,141        5,293      5,701      5,593
  Loans                                31,503       28,476     30,411     27,823
  Total interest-earning
    assets                             39,427       35,325     37,907     34,777
  Total assets                         50,110       44,266     48,071     42,942
  Total tangible assets                47,818       42,888     45,993     41,667
  Deposits                             34,492       31,085     33,546     30,459
  Total interest-bearing
    liabilities                        32,406       28,123     31,009     27,677
  Common shareholders'
   equity                               4,391        3,573      4,165      3,494
  Tangible common
    shareholders' equity                2,152        2,195      2,108      2,219
  Total shareholders' equity            4,391        3,766      4,190      3,700

_______________________
(a) Quarterly returns are annualized.
(b) Excludes the after-tax impact of the amortization of goodwill and other identified intangibles resulting from accounting for business combinations under the purchase method of accounting.

Note: All calculations are based on unrounded numbers.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation

                                                   Quarter ended       Year ended
                                                      Dec. 31,          Dec. 31,
(in millions, except                             ----------------   ----------------
per share amounts)                                1998      1997     1998      1997
                                                 ------    ------   ------    ------
Interest revenue
-----------------
Interest and fees on loans (loan
 fees of $18, $23, $73 and $81)                   $ 614     $ 577   $2,413     $2,268
Federal funds sold and securities
 under resale agreements                             12        10       49         30
Interest-bearing deposits with
 banks                                               10         6       33         26
Other money market investments                        1         2        6          6
Trading account securities                            4         2       15          9
Securities                                           98        88      376        377
                                                  -----     -----   ------     ------
     Total interest revenue                         739       685    2,892      2,716
Interest expense
----------------
Interest on deposits                                243       224      960        878
Federal funds purchased and
 securities under repurchase
 agreements                                          34        22      123         77
Other short-term borrowings                          29        29      114        105
Notes and debentures                                 53        49      204        189
                                                  -----     -----   ------     ------
     Total interest expense                         359       324    1,401      1,249
                                                  -----     -----   ------     ------
     Net interest revenue                           380       361    1,491      1,467
Provision for credit losses                          15        73       60        148
                                                  -----     -----   ------     ------
     Net interest revenue after
      provision for credit losses                   365       288    1,431      1,319
Noninterest revenue
-------------------
Trust and investment fee revenue                    465       391    1,722      1,323
Cash management and deposit
 transaction charges                                 70        65      262        242
Mortgage servicing fees                              48        56      200        213
Foreign currency and securities
 trading revenue                                     47        36      165        118
Credit card fees                                     22        24       92         97
Gain on sale of merchant
 card processing business                            35         -       35          -
Gain on sale of corporate trust
 business                                             -        43        -         43
Other                                               112        92      445        382
                                                  -----     -----   ------     ------
     Total fee revenue                              799       707    2,921      2,418
Gains on sales of securities                          -         -        1          -
                                                  -----     -----   ------     ------
     Total noninterest revenue                      799       707    2,922      2,418
Operating expense
-----------------
Staff expense                                       386       354    1,456      1,242
Professional, legal and other
 purchased services                                  97        72      297        219
Net occupancy expense                                63        64      237        225
Equipment expense                                    59        65      181        175
Amortization of mortgage
 servicing assets and purchased
 credit card relationships                           47        33      179        118
Amortization of goodwill and
 other intangible assets                             37        26      137        105
Other expense                                       116       108      453        425
Trust-preferred securities expense                   20        19       79         78
Net revenue from acquired property                    -       (12)      (6)       (19)
                                                  -----     -----   ------     ------
     Total operating expense                        825       729    3,013      2,568
                                                  -----     -----   ------     ------
     Income before income taxes                     339       266    1,340      1,169
Provision for income taxes                          117        71      470        398
                                                  -----     -----   ------     ------
     Net income                                     222       195      870        771
Dividends on preferred stock                          -         4        9         21
                                                  -----     -----   ------     ------
     Net income applicable to
      common stock                                $ 222     $ 191   $  861     $  750
                                                  =====     =====   ======     ======
Basic net income per common share                  $.85      $.76    $3.31      $2.94
                                                  =====     =====   ======     ======
Diluted net income per common
 share                                             $.84      $.75    $3.25      $2.88
                                                  =====     =====   ======     ======

                      CONDENSED CONSOLIDATED BALANCE SHEET
                            Mellon Bank Corporation



(dollar amounts in millions)               Dec. 31,    Sept. 30,   June 30,    Dec. 31,
                                               1998         1998       1998        1997
Assets
------
Cash and due from banks                      $ 2,926     $ 2,839    $ 2,993     $ 3,650
Money market investments                         798         988        882       1,008
Trading account securities                       193         178        126          75
Securities available for sale                  5,373       4,190      3,957       2,767
Investment securities (approximate
 fair value of $1,634, $1,787,
 $1,899 and $2,118)                            1,602       1,743      1,861       2,082
Loans, net of unearned discount
  of $54, $65, $68 and $48                    32,093      31,052     30,654      29,142
Reserve for credit losses                       (496)       (498)      (498)       (475)
                                             -------     -------    -------     -------
    Net loans                                 31,597      30,554     30,156      28,667
Premises and equipment                           569         562        559         573
Acquired property, net of
 reserves of $5, $5, $9 and $9                    37          37         63          48
Goodwill and other intangibles                 2,313       2,115      2,156       1,425
Mortgage servicing assets and
 purchased credit card
 relationships                                 1,132       1,031      1,010       1,075
Other assets                                   4,237       4,006      3,685       3,522
                                             -------     -------    -------     -------
    Total assets                             $50,777     $48,243    $47,448     $44,892
                                             =======     =======    =======     =======


Liabilities
-----------
Deposits in domestic offices                 $31,269     $29,659    $30,230     $27,929
Deposits in foreign offices                    3,114       3,294      2,967       3,376
Short-term borrowings                          4,942       4,483      3,901       3,744
Other liabilities                              2,637       2,454      2,122       2,434
Notes and debentures (with original
 maturities over one year)                     3,303       3,004      3,003       2,573
                                             -------     -------    -------    --------
    Total liabilities                         45,265      42,894     42,223      40,056

Trust-preferred securities
--------------------------
Guaranteed preferred beneficial
 interests in Corporation's junior
 subordinated deferrable interest
 debentures                                      991         991        991         991

Shareholders' equity
--------------------
Preferred stock                                    -           -          -         193
Common shareholders' equity:
  Common stock - $.50 par value
   Authorized - 800,000,000 shares
   Issued  294,330,960 shares                    147         147        147         147
  Additional paid-in capital                   1,887       1,867      1,879       1,818
  Retained earnings                            3,353       3,244      3,124       2,884
  Accumulated unrealized gains,
   net of tax                                     25          29         19          21
  Treasury stock of 32,407,960;
   33,191,388; 33,623,356; and
   40,545,114 shares at cost                    (891)       (929)      (935)     (1,218)
                                             -------     -------    -------     -------
    Total common shareholders'
     equity                                    4,521       4,358      4,234       3,652
                                             -------     -------    -------     -------
    Total shareholders' equity                 4,521       4,358      4,234       3,845
                                             -------     -------    -------     -------
    Total liabilities, trust-
     preferred securities and
     shareholders' equity                    $50,777     $48,243    $47,448     $44,892
                                             =======     =======    =======     =======



                                 SUMMARY DATA
                            Mellon Bank Corporation
                              Five Quarter Trend





 (dollar amounts in millions,                                  Quarter ended
  except per share amounts;                 -----------------------------------------------------
  common shares in thousands)               Dec. 31,   Sept. 30,    June 30,   March 31,  Dec. 31,
                                                1998        1998       1998        1998      1997
                                             -------     -------    -------     -------  --------
Selected key data
-----------------
Reported operating results:
Diluted earnings per common
 share                                       $   .84     $   .82    $   .81     $   .78   $   .75
Net income applicable to
 common stock                                $   222     $   218    $   215     $   206    $   191
Return on common
 shareholders' equity (a)                       20.1%       20.3%      20.8%       21.6%      21.2%
Return on assets (a)                            1.76%       1.81%      1.79%       1.89%      1.75%
Common equity to assets                         8.90%       9.03%      8.92%       8.62%      8.13%

Tangible operating results:
Diluted earnings per common
 share (b)                                   $   .94     $   .93    $   .91     $   .88    $   .83
Net income applicable to
 common stock (b)                            $   252     $   246    $   243     $   231    $   212
Return on common
 shareholders' equity (a)(b)                    46.4%       45.9%      49.7%       43.3%      38.3%
Return on assets (a)(b)                         2.09%       2.13%      2.13%       2.18%      2.00%
Common equity to assets                         4.68%       4.86%      4.59%       4.76%      5.12%
Fee revenue as a percentage
 of total revenue (FTE)                           68%         66%        66%         66%        66%
Efficiency ratio excluding
 amortization of intangibles                      65%         62%        63%         62%        65%
Average common shares and
 equivalents outstanding:
  Basic                                      261,541     261,078    260,495     257,714    253,886
  Diluted                                    265,748     265,774    265,848     263,136    259,430

Average balances for the period
-------------------------------
Money market investments                     $ 1,525     $ 1,351    $ 1,597     $ 1,712    $ 1,397
Trading account securities                       258         266        239         242        159
Securities                                     6,141       5,754      5,596       5,301      5,293
Loans                                         31,503      30,426     30,302      29,389     28,476
Total interest-earning assets                 39,427      37,797     37,734      36,644     35,325
Total assets                                  50,110      47,937     47,965      46,229     44,266
Total tangible assets                         47,818      45,797     45,804      44,518     42,888
Deposits                                      34,492      33,399     33,548      32,725     31,085
Total interest-bearing
 liabilities                                  32,406      31,104     31,145      29,348     28,123
Common shareholders' equity                    4,391       4,265      4,126       3,873      3,573
Tangible common shareholders'
 equity                                        2,152       2,125      1,965       2,162      2,195
Total shareholders' equity                     4,391       4,265      4,126       3,974      3,766

_______________________
(a)  Annualized.
(b) Excludes the after-tax impact of the amortization of goodwill and other identified intangibles resulting from accounting for business combinations under the purchase method of accounting.

Note: All calculations are based on unrounded numbers.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation
                               Five Quarter Trend

                                                        Quarter ended
                                    ---------------------------------------------------
(in millions, except per            Dec. 31,  Sept. 30,  June 30,  March 31,   Dec. 31,
share amounts)                          1998       1998      1998       1998       1997
                                    --------  ---------  --------  ---------  ---------
Interest revenue
----------------
Interest and fees on loans (loan
fees of $18, $21, $17, $17 and $23)    $ 614      $ 616     $ 606      $ 577      $ 577
Federal funds sold and securities
under resale agreements                   12         12        12         13         10
Interest-bearing deposits with banks      10          8         6          9          6
Other money market investments             1          1         3          1          2
Trading account securities                 4          4         3          4          2
Securities                                98         95        93         90         88
                                       -----      -----     -----      -----      -----
  Total interest revenue                 739        736       723        694        685

Interest expense
----------------
Interest on deposits                     243        248       240        229        224
Federal funds purchased and
securities under repurchase
agreements                                34         35        30         24         22
Other short-term borrowings               29         27        30         28         29
Notes and debentures                      53         51        52         48         49
                                       -----      -----     -----      -----      -----
  Total interest expense                 359        361       352        329        324
                                       -----      -----     -----      -----      -----
  Net interest revenue                   380        375       371        365        361
Provision for credit losses               15         15        15         15         73
                                       -----      -----     -----      -----      -----
  Net interest revenue after
  provision for credit losses            365        360       356        350        288

Noninterest revenue
-------------------
Trust and investment fee revenue         465        432       429        396        391
Cash management and deposit
transaction charges                       70         66        65         61         65
Mortgage servicing fees                   48         44        53         55         56
Foreign currency and securities
trading revenue                           47         39        38         41         36
Credit card fees                          22         23        23         24         24
Gain on sale of merchant card
processing business                       35          -         -          -          -
Gain on sale of corporate trust
business                                   -          -         -          -         43
Other                                    112        108       104        121         92
                                       -----      -----     -----      -----      -----
  Total fee revenue                      799        712       712        698        707
Gains on sales of securities               -          -         1          -          -
                                       -----      -----     -----      -----      -----
  Total noninterest revenue              799        712       713        698        707

Operating expense
-----------------
Staff expense                            386        358       355        357        354
Professional, legal and other
purchased services                        97         72        67         61         72
Net occupancy expense                     63         59        59         56         64
Equipment expense                         59         42        41         39         65
Amortization of mortgage
servicing assets and purchased
credit card relationships                 47         43        44         45         33
Amortization of goodwill and
other intangible assets                   37         35        35         30         26
Other expense                            116        108       120        109        108
Trust-preferred securities expense        20         20        19         20         19
Net revenue from acquired property         -         (3)       (2)        (1)       (12)
                                       -----      -----     -----      -----      -----
  Total operating expense                825        734       738        716        729
                                       -----      -----     -----      -----      -----
  Income before income taxes             339        338       331        332        266
Provision for income taxes               117        120       116        117         71
                                       -----      -----     -----      -----      -----
  Net income                             222        218       215        215        195
Dividends on preferred stock               -          -         -          9          4
                                       -----      -----     -----      -----      -----
  Net income applicable to
  common stock                         $ 222      $ 218     $ 215      $ 206      $ 191
                                       =====      =====     =====      =====      =====
Basic net income per common share      $ .85      $ .84     $ .82      $ .80      $ .76
                                       =====      =====     =====      =====      =====
Diluted net income per common share    $ .84      $ .82     $ .81      $ .78      $ .75
                                       =====      =====     =====      =====      =====
